Exhibit 99.1

Press Contact: Holly Burkhart TIBCO Software Inc. (650) 846-8463 hburkhart@tibco.com	Investor Relations Contact: Michael Magaro TIBCO Software Inc. (650) 846-5747 mmagaro@tibco.com

TIBCO SOFTWARE’S Q4 FISCAL 2006 PRELIMINARY

FINANCIAL RESULTS EXCEED GUIDANCE

Quarterly License Revenue Increases 29% Over Prior Year

PALO ALTO, Calif. – December 13, 2006 - TIBCO Software Inc. (Nasdaq: TIBX) today announced that fourth quarter fiscal 2006 financial results will exceed management’s guidance. TIBCO’s fourth quarter ended on November 30, 2006. Preliminary and unaudited results are as follows:

•	Software license revenues for Q4 are estimated at $86 million, exceeding guidance of $69 to $73 million and reflecting an increase of 29% over the prior year period

•	Total revenues for Q4 are estimated at $158 million, exceeding guidance of $140 to $144 million and reflecting an increase of 18% over the prior year period

•	Earnings per share on a fully diluted basis are expected to exceed guidance by $0.02

Based on its preliminary Q4 results, TIBCO is targeting low double-digit percentage growth in annual revenue for fiscal 2007. The overall operating margin for fiscal 2007 is expected to stay at a similar level to fiscal 2006, as TIBCO continues to invest in its growth. Revenue and earnings growth in fiscal 2007 will also continue to follow the pattern of being weighted to the latter half of the fiscal year. Additional details on guidance will be provided as part of TIBCO’s upcoming Q4 earnings conference call.

These preliminary financial results are subject to revision. TIBCO will release its final results through PR Newswire and the company’s web site, www.tibco.com on December 21, 2006, after the close of the market. The company will host its Q4 2006 earnings conference call at 5:00 pm ET / 2:00 pm PT the same day.

Conference Call Details

The conference call will be hosted by Thomson Financial and may be accessed over the Internet at www.tibco.com or via dial-in at (800) 500-0177 or (719) 457-2679. Please join the conference call at least 10 minutes early to register. A replay of the conference call will be available until midnight on January 21, 2007 at www.tibco.com or via dial-in at (888) 203-1112 or (719) 457-0820. The pass code for both the call and the replay is 6317746.

About TIBCO

TIBCO Software Inc. provides enterprise software that helps companies achieve service-oriented architecture (SOA) and business process management (BPM) success. With over 2,500 customers, TIBCO has given leading organizations around the world better awareness and agility—what TIBCO calls The Power of Now®. To learn more, contact TIBCO at +1 650-846-1000 or on the Web at www.tibco.com.

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TIBCO, the TIBCO logo, The Power of Now and TIBCO Software are trademarks or registered trademarks of TIBCO Software Inc. in the United States and/or other countries. All other product and company names and marks mentioned in this document are the property of their respective owners and are mentioned for identification purposes only.

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws. The final results for the fourth quarter of fiscal 2006 may differ from the preliminary results discussed above due to factors that include, but are not limited to, risks associated with the final review of the results and preparation of TIBCO’s audited financial statements. In addition, this press release contains forward-looking statements including statements relating to target growth rates and expected operating margins for fiscal 2007. Because these forward-looking statements involve risks and uncertainties, important factors could cause actual results to differ materially from such forward-looking statements. These factors include: fluctuations in the demand for integration software or economic conditions affecting the market for integration software; the effects of seasonality on TIBCO’s financial results; TIBCO’s ability to compete successfully for new or existing customers; and TIBCO’s ability to address rapidly changing markets and technologies. Additional information regarding potential risks is provided in TIBCO’s filings with the SEC, including its most recent Annual Report on Form 10-K for the year ended November 30, 2005 and Quarterly Report on Form 10-Q for the quarter ended September 3, 2006. TIBCO assumes no obligation to update the forward-looking statements included in this release.